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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)  May  10,  2000
                                                         --------------

Merlin  Software  Technologies   International,   Inc.
------------------------------------------------------
(Exact name of registrant as specified in its charter)

Nevada                               000-27189                        88-0398103
------                               ---------                        ----------
(State or other jurisdiction         (Commission                  (IRS  Employer
of  incorporation)                    File  Number)          Identification No.)

Suite  420  - 6450 Roberts Street, Burnaby, British Columbia, Canada     V5G 4E1
--------------------------------------------------------------------     -------
(Address  of  principal  executive  offices)                         (Zip  Code)

Registrant's  telephone  number,  including  area  code  (604)  320-7227
                                                         ---------------

Not  applicable
---------------
(Former name or former address, if changed since last report.)

ITEM  5.     OTHER  EVENTS

Effective July 7, 2000, Gary Heller resigned as a director, and as the Chief Information Officer and Secretary of Merlin Software Technologies International, Inc. (the "Company"). Also effective July 7, 2000, Mr. Heller resigned as a director, and as the Vice President of Engineering and Secretary of the Company's subsidiary, Merlin Software Technologies Inc. ("Merlin"). Mr. Heller ceased his employment with the Company and with Merlin effective July 7, 2000.

On June 23, 2000, the Board of Directors of Merlin appointed Trevor McConnell a director of Merlin. On May 22, 2000, the Board of Directors of the Company appointed Mr. McConnell as a director of the Company. On May 10, 2000, both the Company's and Merlin's Boards of Directors appointed Trevor McConnell as the Chief Financial Officer and Treasurer of both the Company and of Merlin.

On May 16, 2000, Martin Holt resigned as a director of the Company, effective immediately.

On May 10, 2000, Shelley Montgomery resigned from her position as Treasurer of the Company and from her position as Treasurer of Merlin. On June 23, 2000, the Boards of Directors of the Company and Merlin appointed Ms. Montgomery Secretary of both the Company and Merlin.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     MERLIN  SOFTWARE     TECHNOLOGIES
     INTERNATIONAL,  INC.


Date:  July  24,  2000          /s/  Robert  Heller
                                Robert  Heller,  President